OPKO

STOCKHOLDERS MEETING

JUNE 11, 2008

MIAMI, FL

Cautionary Statement

This presentation contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including statements regarding our product development efforts, our ability to develop a product pipeline and expected timing thereof and expansion of our product portfolio, expectations regarding the commercialization of bevasiranib and our other products, bevasiranib's potential benefits, estimates regarding market potential and timing of regulatory approval, our ability to invest in Research and Development and to expand sales and marketing efforts, our ability to expand within existing market segments and to enter into adjacent market segments, and statements regarding our ability to achieve our growth and leadership objectives, as well as other non-historical statements. These forward-looking statements are only predictions and reflect our views as of the date they were made, and we undertake no obligation to update such statements. Such statements are subject to many risks and uncertainties that could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, our ability to resolve an FDA warning letter to OTI, the possibility of infringing a third party's patents or other intellectual property rights, the uncertainty of obtaining patents covering our products and processes and in successfully enforcing them against third parties, and the possibility of litigation, among other factors.

OPKO

We are a specialty healthcare company focused on the discovery, development and commercialization of Proprietary Pharmaceuticals for the eye as well as Diagnostic and Imaging Systems and Instruments for the treatment, prevention and management of ophthalmic diseases

OPKO

Financial History

- **Capital Investment**

– Acuity Pharmaceuticals & Froptix (Pre-acquisition)	$20 Million
– eXegenics (Public Company)	$16Million
– The Frost Group (December, 2007)	$20 Million
Total Capital Investment	**$56 Million**

- **Line of Credit**

– The Frost Group (Fully funded)	$12 Million
Total Funds Invested	**$68 Million**

Cash and Cash Equivalents on March 31, 2008	$14.6 Million
Net Cash used in operating activities Q1, 2008	$ 6.6 Million

Target Ophthalmic Markets



Cataract
$1.0B
Ocular Infections
$1.7B
Refractive Surgery
$1.2B
Open and Closed Angle Glaucoma
$7.0B
Ocular Inflammation Uveitis
$1.4B
Wet Age-Related Macular Degeneration
$2.3B
Diabetic Macular Edema
$1.0B
Dry Age-Related Macular Degeneration
$3.0B

2013 Market Potential Estimated at $19 Billion

Sources: Decision Resources, Visiongain, IMS, NEI, Analyst Reports and Acuity Estimates

OPKO

Pipeline

Products	Mode of Action	Indication	Preclinical	Phase I	Phase II	Phase III	Expected Approval
Bevasiranib	Gene Silencing Anti-VEGF-A	Wet AMD	→	→	→	→	2012 US
Civamide	Vanilloid Receptor Inhibitor	Dry Eye	→	→			2011 Ex-US 2012 US
Collagen Device	Ocular Surface Dressing	Prevention of endophthalmitis	→	→			2009 US
Aquashunt	Drainage Shunt	Refractory Glaucoma	→	→			2010 Ex-US 2012 US
Bevasiranib	Gene Silencing Anti-VEGF-A	DME	→				
ACU-HHY-011	Gene Silencing Anti-HIF1α	Wet AMD, DME	→				
ACU-HTR-028	Gene Silencing Anti-TGF-β	Post Glaucoma Surgery & Choroidal Scarring	→				
ACU-HC3-010	Gene Silencing Anti-Complement	Dry AMD	→				

OPKO

Drug	**Bevasiranib**
Indication	Wet-AMD
Opportunity	Continued unmet need despite anti-VEGF Treatment; significant treatment burden due to monthly injections

Anti-VEGF-A Gene Silencing Platform

OPKO

Bevasiranib

Development Strategy

Clinical

- Reduce Treatment Burden
- Maintain Visual Acuity Gains produced by anti-VEGF A agents

Regulatory & Commercial

- First in Class
- Speed to Market
- Global Clinical Studies & Registration

Project Status

Present Pivotal Study

- 50% Enrollment in this complete
- Expect full enrollment in this study by Q4, 2008

*MedMarket Diligence, LLC 2006

Device	**AquaShunt**
Indication	Refractory Glaucoma
Opportunity	Continued unmet need due to failed surgeries and ineffective shunts



A Novel Drainage Device

OPKO

Current Treatment Options & Limitations

Treatment Options	Limitations
Medications 2.3 million patients (U.S.)	• Poor compliance • Unpleasant / dangerous side effects • High costs • Lack of efficacy
Laser 300,000 procedures/year	• 10% failure rate per year • Uncertain results with repeats • Much less effective than surgery
Surgery / Implants 60,000 procedures/year	• Complications and high failure rates • Lengthy procedure time; frequent follow-up visits • High costs

✓ Large and growing market – ✓ Unmet clinical need

OPKO

AquaShunt

Development Strategy

Clinical

- Maintain IOP with or with out drugs in > 75% of patients for > 5 years

Regulatory & Commercial

- Speed to Market
- Global Development
- EU, Latin America & RoW Focus

Project Status

Clinical

- First human studies expected to begin Q4, 2008
- Pivotal US study expected to begin Q3, 2009

OPKO

Device	**Biocompatible Wound Dressing**
Indication	Prevention of endophthalmitis
Opportunity 	Increased use of sutureless surgeries and intravitreal injections has increased risk of endophthalmitis

Surgical Wound Dressing

Biocompatible Wound Dressing

Development Strategy

Clinical

- Provide a biocompatible wound dressing to prevent endophthalmitis after small-gauge surgery or intravitreal injections

Regulatory & Commercial

- Speed to Market
- Global Development
- EU, Latin America & RoW Focus

Project Status

Wound Dressing 510K STUDY

- Biocompatible Surgical Wound Dressing
- Human study expected to start in Q4, 2008
- Study sites in Latin America and US

OPKO

Drug	**Civamide**
Indication	Dry Eye
Opportunity	Current treatments are ineffective

Novel Route of Administration

Civamide

Development Strategy

Clinical

- Increase tear production in patients with moderate to severe dry eye

Regulatory & Commercial

- Speed to Market
- Global Development
- EU, Latin America & RoW Focus

Project Status

First Study

- First human study expected to start in Q4, 2008
- Study sites in US

Instrumentation

- Development, manufacture, marketing and sale of diagnostic ophthalmic systems.
  - Ultrasound
  - Optical Coherence Tomography

OPKO

Instrumentation

- Ophthalmic Ultrasound is estimated to be a $70m product category in the ophthalmic market
- Types of Ultrasound:
  - A-Scan
    - Determine eye length for calculation of intraocular lens power.
  - B-Scan
    - 2-Dimensional imaging of the posterior segment of the eye.
  - 3D B Scan
    - 3-Dimensional imaging of the posterior segment of the eye.
  - Ultrasound Biomicroscope (UBM)
    - High resolution anterior segment imaging.

OPKO

Instrumentation

- Optical Coherence Tomography (OCT) is estimated to be $200 million market growing 35% annually.
- Spectral OCT SLO™ combines Optical Coherence Tomography with a Confocal Scanning Laser Ophthalmoloscope (SLO) for retina and Glaucoma.
- OPKO's Spectral OCT SLO is the only unit on the market that offers Microperimetry.
- OPKO's Spectral OCT SLO™ is a 5th generation product developed by OPKO/OTI.

OPKO

STOCKHOLDERS MEETING

JUNE 11, 2008

MIAMI, FL